SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2010

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441 7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2010, Mr. Tongzhou Qin was appointed the Chief Financial Officer (the “CFO”) of China Fire & Security Group, Inc. (the “Company” or “China Fire”) to replace Mr. Brian Lin’s position  as the acting CFO. Mr. Lin remains the CEO of the Company.

Mr. Qin joined China Fire in March 2010 as the Deputy General Manager of Sureland Industrial Fire Safety Limited, one of our indirect subsidiaries, responsible for finance, internal audit, human resources and administration. He remains as the Deputy General Manager in addition to being promoted to the CFO position. Mr. Qin, 40, brings to China Fire over 18 years of accounting, finance and general management experiences. Prior to joining China Fire, he was the senior manager at Ernst & Young Huaming Certified Public Accounting Firm in Beijing from March 2001 to February  2010, where he led the audit team and advised clients on internal controls, corporate governance and other public listing rules. Mr. Qin is a Certified Public Accountant, Certified Public Valuer and Certified Tax Agent in the PRC. Mr. Qin obtained his Bachelor degree in Investment Economy Management from China's Central University of Finance and Economy in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: August 9, 2010	By:	/s/ Brian Lin
Name: Brian Lin
Title: Chief Executive Officer